SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2012

SELECTICA, INC.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real
San Mateo, California 94403
(Address of Principal Executive Offices)

(408) 570-9700
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of the stockholders of the Company (the “Annual Meeting”) was held on November 7, 2012.  The following matters were voted on at the Annual Meeting.  Each matter is more fully described in the Company’s Definitive Proxy Statement for the 2012 Annual Meeting, as filed with the SEC on October 9, 2012.

1.  Election of Directors. The six nominees named in the Company’s Proxy Statement were elected as Directors, to serve until the 2013 Annual Meeting of Stockholders, with the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON VOTE
Lloyd Sems	1,087,948	415,822	502	1,150,519
Alan Howe	1,131,228	372,542	502	1,150,519
Michael Casey	1,131,228	372,542	502	1,150,519
J Michael Gullard	1,065,074	438,696	502	1,150,519
Michael Brodsky	988,830	514,940	502	1,150,519
Jason Stern	1,422,914	80,855	503	1,150,519

2.  The proposal to ratify the appointment of Armanino McKenna LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,625,200	29,469	122	0

3.  The proposal to approve the Amendment and Restatement of the Selectica, Inc. 1999 Employee Stock Purchase Plan to replace the existing plan. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,422,237	81,832	203	1,150,519

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2012

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer